Subsidiaries of Playa Hotels & Resorts N.V.

Entity Name	Jurisdiction of Incorporation
Paloma Capital N.V.	Curacao
Perfect Timing N.V.	Curacao
Perfect Tours N.V.	Curacao
Inversiones Vilazul S.A.S.	Dominican Republic
Playa Cana B.V. (DR Branch)	Dominican Republic
Playa Romana Mar B.V. (DR Branch)	Dominican Republic
Playa Management, LLC (DR Branch)	Dominican Republic
Playa Dominican Resort B.V. (DR Branch)	Dominican Republic
Playa Hall Jamaican Resort Limited	Jamaica
Hilmobay Resort Limited	Jamaica
Ensenada Rosa Grande Resort Limited	Jamaica
JG Management Co. Limited	Jamaica
Ensenada Fugitiva Resort Limited	Jamaica
Ensenada Paraiso Resort Limited	Jamaica
Rio Ensenada Mammee Resort Limited	Jamaica
Montego Portfolio Limited	Jamaica
Servicios PLYA Hotels & Resorts, S. de R.L.de C.V.	Mexico
Cameron del Caribe, S. de R.L. de C.V.	Mexico
Cameron del Pacífico, S. de R.L. de C.V.	Mexico
Desarrollos GCR, S. de R.L. de C.V.	Mexico
Gran Desing & Factory, S. de R.L. de C.V.	Mexico
Hotel Capri Caribe, S. de R.L. de C.V.	Mexico
Hotel Gran Caribe Real, S. de R.L. de C.V.	Mexico
Inmobiliaria Y Proyectos TRPLAYA, S. de R.L. de C.V.	Mexico
Playa Cabos Baja, S. de R.L. de C.V.	Mexico
Playa Gran, S. de R.L. de C.V.	Mexico
Playa Resorts Management Mexico, S. de R.L. de C.V.	Mexico
Playa Rmaya One, S. de R.L. de C.V.	Mexico
Servicios Hoteleros de Capri, S. de R.L. de C.V.	Mexico
Servicios Hoteleros de Punta Cancún, S. de R.L. de C.V.	Mexico
Servicios Hoteleros Grand Cabos Baja, S. de R.L. de C.V.	Mexico
Servicios Hoteleros Pvall, S. de R.L. de C.V.	Mexico
Servicios Hoteleros Rmaya One, S. de R.L. de C.V.	Mexico
Playa Management, LLC (MX Branch)	Mexico
Hotel Gran Caribe Real B.V.	Netherlands
Hotel Gran Porto Real B.V.	Netherlands
Hotel Royal Cancun B.V.	Netherlands
Hotel Royal Playa del Carmen B.V.	Netherlands
Playa Cabos B.V.	Netherlands
Playa Cana B.V.	Netherlands
Playa Capri Resort B.V.	Netherlands
Playa Dominican Resort B.V.	Netherlands
Playa H&R Holdings B.V.	Netherlands
Playa Puerto Vallarta Resort B.V.	Netherlands
Playa Punta Cana Holding B.V.	Netherlands
Playa Punta Cancun Resort B.V.	Netherlands
Playa Resorts Holding B.V.	Netherlands

Entity Name	Jurisdiction of Incorporation
Playa Riviera Maya B.V.	Netherlands
Playa Romana B.V.	Netherlands
Playa Romana Mar B.V.	Netherlands
Rose Hall Jamaica Resort B.V.	Netherlands
Beach Tour Sales, LLC	Nevis
IC Sales, LLC	Nevis
St. James Parish Resort Limited	St. Lucia
Hilmobay Resort Lucia Limited	St. Lucia
Grande Resort Lucia Limited	St. Lucia
Runaway Bay Resort Lucia Limited	St. Lucia
Paradise Cove Resort Lucia Limited	St. Lucia
Dunn's River Resort Lucia Limited	St. Lucia
Jamziv Mobay Lucia Limited	St. Lucia
Playa Management USA, LLC (Canadian Branches - Ontario and BC)	Canada
Playa Management USA, LLC	U.S.A. (Delaware)
Playa Management, LLC	U.S.A. (Delaware)
Playa Resorts Management, LLC	U.S.A. (Delaware)
Resort Room Sales, LLC	U.S.A. (Delaware)